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                                                                    EXHIBIT 10.7


                              NVIDIA CORPORATION
                1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                           ADOPTED FEBRUARY 17, 1998
                            AMENDED MARCH 17, 1998
                APPROVED BY SHAREHOLDERS _________________, 1998
                     TERMINATION DATE:  FEBRUARY 16, 2008

     1.  PURPOSE.

        (a) The purpose of the 1998 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of NVIDIA Corporation (the "Company") who is not otherwise at the time of grant an employee of or consultant to the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

        (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

        (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     2.  ADMINISTRATION.

        (a) The Board of Directors of the Company (the "Board") shall administer the Plan unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

        (b) The Board may delegate administration of the Plan to a committee composed of two (2) or more members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.  SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Three Hundred Thousand (300,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise

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     terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

        (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.  ELIGIBILITY.

         Options shall be granted only to Non-Employee Directors of the Company.

     5.  NON-DISCRETIONARY GRANTS.

        (a) After the effective date of the initial public offering of the Company's common stock (the "IPO Date"), each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or shareholders of the Company, be granted an option to purchase Fifty Thousand (50,000) shares of common stock of the Company on the terms and conditions set forth herein (an "Initial Grant").

        (b) On March 30, 1998 and on the day following each Annual Meeting of Shareholders of the Company ("Annual Meeting"), commencing with the Annual Meeting in 1999, each person who is then a Non-Employee Director automatically shall be granted an option to purchase Twenty Thousand (20,000) shares of common stock of the Company (an "Annual Grant"); provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting (or since March 30, 1997 for the grant on March 30, 1998) , then the number of shares subject to the Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director.

        (c) On March 30, 1998 and on the day following each Annual Meeting commencing with the Annual Meeting in 1999, each Non-Employee Director who is then a member of a committee of the Board automatically shall be granted, for each such committee, an option to purchase Five Thousand (5,000) shares of common stock of the Company (a "Committee Grant"); provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting (or since March 30, 1997 for the grant on March 30, 1998), then the number of shares subject to the Committee Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director.

     6.  OPTION PROVISIONS.

        Each option shall be subject to the following terms and conditions:

        (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant ("Expiration Date"). If the optionee's service as a Non-Employee Director of the Company or an employee, member of the Board of Directors or consultant to the Company or any Affiliate terminates for any reason or for no reason, the option shall terminate on the

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     earlier of the Expiration Date or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to the optionee's death, the option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of the optionee's death.

        (b) The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the stock (as such term is defined in subparagraph 9(d)) subject to such option on the date such option is granted.

        (c) The optionee may elect to make payment of the exercise price under one of the following alternatives:

            (i) Payment of the exercise price per share in cash at the time of exercise;

            (ii) Provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at its Fair Market Value on the date preceding the date of exercise; or

            (iii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Company's common stock or pursuant to the terms of irrevocable instructions issued by the optionee prior to the issuance of shares of the Company's common stock.

            (iv) Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) through 6(c)(iii) above.

        (d) An option shall be transferable only to the extent specifically provided in the option agreement; provided, however, that if the option agreement does not specifically provide for the transferability of an option, then the option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

        (e) The options granted pursuant to Section 5 shall vest and become exercisable as follows:

            (i) The Initial Grant shall vest monthly over the four (4)-year period following the date of grant such that the entire Initial Grant shall become exercisable on the four (4)-year anniversary of the date of grant of the option, provided that the optionee has, during the entire period prior to each such vesting installment date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company,

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     whereupon such option shall become fully vested and exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

            (ii) With respect to an Annual Grant, if the optionee has attended at least seventy-five percent (75%) of the regularly scheduled meetings of the Board held between the date of grant of the option and the one (1)-year anniversary of the date of grant of the option, then the Annual Grant shall vest and become exercisable in full on the one (1)-year anniversary of the date of grant. If the optionee's service as a Director terminates between the date of grant of the option and the one (1)-year anniversary of the date of grant of the option due to the disability or death of the optionee, then the Annual Grant shall immediately vest and become exercisable on a monthly pro rata basis. Unless the Annual Grant sooner vests and becomes exercisable as provided in this subsection 6(e)(ii), the Annual Grant shall vest shall vest annually over the four (4)-year period following the date of grant at the rate of ten percent (10%) per year for the first three (3) years and seventy percent (70%) for the fourth (4th) year such that the entire Annual Grant shall become exercisable on the four (4)-year anniversary of the date of grant of the option, provided that the optionee has, during the entire period prior to each such vesting installment date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested and exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

          (iii) With respect to each Committee Grant, if the optionee has attended at least seventy-five percent (75%) of the regularly scheduled meetings of the committee held between the date of grant of the option and the one (1)-year anniversary of the date of grant of the option, then the Committee Grant shall vest and become exercisable in full on the one (1)- year anniversary of the date of grant. If the optionee's service as a committee member terminates between the date of grant of the option and the one (1)-year anniversary of the date of grant of the option due to the disability or death of the optionee, then the Committee Grant shall immediately vest and become exercisable on a monthly pro rata basis. Unless the Committee Grant sooner vests and becomes exercisable as provided in this subsection 6(e)(iii), the Committee Grant shall vest annually over the four (4)-year period following the date of grant at the rate of ten percent (10%) per year for the first three (3) years and seventy percent (70%) for the fourth (4th) year such that the entire Committee Grant shall become exercisable on the four (4)-year anniversary of the date of grant of the option, provided that the optionee has, during the entire period prior to each such vesting installment date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested and exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

        (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing

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     the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require any optionee to provide such other representations, written assurances or information that the Company shall determine is necessary, desirable or appropriate to comply with applicable securities laws as a condition of granting an option to the optionee or permitting the optionee to exercise the option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

     7.  COVENANTS OF THE COMPANY.

        (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

        (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

     8.  USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.  MISCELLANEOUS.

        (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

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        (b)  Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate in any capacity or shall affect any right of the Company, its Board or shareholders or any Affiliate, to remove any Non-Employee Director pursuant to the Company's Bylaws and the provisions of Delaware general corporation law.

        (c) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal, state or local withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

        (d) As used in this Plan, "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

            (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

           (ii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     10.  ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in

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     the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent not prohibited by applicable law, (i) any surviving or acquiring corporation shall assume any options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the shareholders in the transaction described in this subparagraph 10(b)) for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such options, or to substitute similar options for those outstanding under the Plan, then such options shall be terminated if not exercised prior to such event.

     11.  AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan and/or some or all outstanding options granted under the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

        (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

     12.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years after the date adopted by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Suspension or termination of the Plan shall not impair rights and obligations under any option granted while the Plan is in effect, except with the consent of the person to whom the option was granted.

     13.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

        (a) The Plan shall become effective on the same day that the Company's initial public offering of shares of common stock becomes effective, subject to the condition subsequent that the shareholders of the Company approve the Plan.

        (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

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